As filed with the Securities and Exchange Commission on April 15, 2008

Registration No. 333-119668

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_____________________________

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_____________________________

STARTECH ENVIRONMENTAL CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________

Colorado	3559	84-286576
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number))

Joseph F. Longo, Chairman, CEO & President
88 Danbury Road, Suite 2A	Startech Environmental Corporation
Wilton, CT. 06897-2525	88 Danbury Road, Suite 2A
(203) 762-2499	Wilton, Connecticut 06897-2525
(203) 762-2499
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Scott Rosenblum, Esq.	Peter J. Scanlon
Kramer Levin Naftalis & Frankel LLP	Vice President & Chief Financial Officer
1177 Avenue of the Americas New York, NY 10036	88 Danbury Road, Suite 2A Wilton Connecticut 06897-2525
Phone (212) 715-9100	Phone (203) 762-2499
Fax (212) 715-8000	Fax (203) 761-0839
_____________________________

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer  ☐                                                                                                Accelerated filer  ☐

Non-accelerated filer  ☐                                                                                     Smaller reporting company  ☒

EXPLANATORY NOTE

Startech Environmental Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-119668, as amended, originally filed on October 8, 2004 (together with all amendments and supplements thereto, the “Registration Statement”), to amend the Registration Statement to deregister the shares of the Company’s common stock, no par value, which were registered under the Registration Statement but which were not sold (the “Remaining Shares”) by the selling securityholders named in the Registration Statement (the “Selling Securityholders”). The Remaining Shares are being deregistered because the Registrant is in the process of filing one or more new registration statements to cover the resale of the Remaining Shares by certain Selling Securityholders identified in the Registration Statement that continue to have registration rights, in lieu of filing a post-effective amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, the State of Connecticut, on April 15, 2008.

            STARTECH ENVIRONMENTAL CORPORATION

                                          BY: /s/ Joseph F. Longo
                            Joseph F. Longo
                            Chairman, Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURES	TITLE	DATE

/s/ Joseph F. Longo Joseph F. Longo	Chairman, Chief Executive Officer, President & Director	April 15, 2008
/s/ Peter J. Scanlon Peter J. Scanlon	Chief Financial Officer, Vice President and Principal Financial Officer (Principal Accounting Officer)	April 15, 2008
/s/ John J. Fitzpatrick * John J. Fitzpatrick	Director	April 15, 2008
/s/ Joseph A. Equale * Joseph A. Equale	Director	April 15, 2008
/s/ Chase P. Withrow III * Chase P. Withrow III	Director	April 15, 2008
/s/ L. Scott Barnard * L. Scott Barnard	Director	April 15, 2008

*By: /s/ Peter J. Scanlon
         Peter J. Scanlon,
        Attorney-in-Fact